Exhibit 10.4

HESKA CORPORATION
1997 STOCK INCENTIVE PLAN
RESTRICTED STOCK GRANT AGREEMENT

THIS AGREEMENT is made as of the _________ day of ____________, 20__ (the “Grant Date”) by and between Heska Corporation (the “Company”), and                  (the “Executive”).
In consideration of the mutual covenants and representations herein set forth, the Company and Executive agree as follows:
SECTION 1.GRANT OF STOCK.
1.1    Precedence of Plan. This Agreement is subject to and shall be construed in accordance with the terms and conditions of the Heska Corporation 1997 Stock Incentive Plan (the “Plan”), as now or hereinafter in effect. Any capitalized terms that are used in this Agreement without being defined and that are defined in the Plan shall have the meaning specified in the Plan.
1.2    Grant of Stock. The Company hereby grants to Executive an aggregate of ____________ shares of Restricted Stock (the “Shares”), subject to vesting as provided in Section 2.
SECTION 2.    UNVESTED SHARES SUBJECT TO FORFEITURE.
2.1    Shares Subject to Forfeiture. The Shares are subject to time-based and performance-based vesting requirements.
a.    The Shares will vest on the third anniversary of the Grant Date, but only if the Company has earned Operating Cash Flow of $___________ in either calendar year 20__, 20__ or 20__. For this purpose, “Operating Cash Flow” means operating income plus depreciation plus amortization, calculated in the sole discretion of the Company.
b.    In the event of a Change of Control prior to the third anniversary of the Grant Date, the Shares will vest. For this purpose, “Change of Control” means (i) a sale of all or substantially all of the Company’s assets, (ii) any merger, consolidation, or other business combination transaction of the Company with or into another corporation, entity, or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction, (iii) the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of shares representing a majority of the voting power of the then outstanding shares of capital stock of the Company, (iv) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election

Exhibit 10.4

or their nominees cease to constitute a majority of the Board, or (v) a dissolution or liquidation of the Company.
c.    In the event that Executive’s employment with the Company is terminated prior to vesting, Executive will forfeit all right to the Shares.
2.2    Restriction on Transfer. Until the Shares are vested, the Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated.
SECTION 3.    STOCKHOLDER RIGHTS
3.1    Stock Register and Certificates. The Shares will be recorded in the stock register of the Company in the name of Executive. If applicable, a stock certificate or certificates representing the Shares will be registered in the name of Executive, but such certificates shall remain in the custody of the Company. Executive shall deposit with the Company a Stock Assignment Separate from Certificate in the form attached below as Attachment 1, endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Shares that are forfeited or otherwise do not become vested in accordance with the Plan and this Agreement.
3.2    Exercise of Stockholder Rights. Executive shall have the right to vote the Shares (to the extent of the voting rights of said Shares, if any), to receive and retain all regular cash dividends and such other distributions, as the Board of Directors of the Company may, in its discretion, designate, pay or distribute on such Shares, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Shares, except as set forth in this Agreement and the Plan.
3.3    Legends. Certificates, if any, representing the Shares will contain the following or other legends in the Company’s discretion:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON AND OBLIGATIONS WITH RESPECT TO TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.
SECTION 4.    RESPONSIBILITY FOR TAXES.
4.1    Section 83(b) Election. Executive may complete and file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code to be taxed currently on the fair market value of the Shares without regard to the vesting restrictions set forth in this Agreement. Executive shall be responsible for all taxes associated with the acceptance of the transfer of the Shares, including any tax liability associated with the representation of fair market value if the election is made pursuant to Code Section 83(b).
4.2    Withholding. In accordance with Section 12 of the Plan, Executive agrees to make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan under applicable federal, state, local or foreign

Exhibit 10.4

law. The Company in its discretion may permit Executive to satisfy all or part of his withholding or income tax obligations by having the Company withhold all or a portion of the Shares that otherwise would be issued to him on vesting.
SECTION 5.    MISCELLANEOUS.
5.1    Not an Employment Contract. This Agreement is not an employment contract and nothing in this Agreement shall be deemed to create in any way whatsoever any obligation on the part of Executive to remain in the service of the Company in any capacity, or of the Company to continue Executive’s service in any capacity.
5.2    Effect on Employee Benefits. Executive agrees that the Award will constitute special incentive compensation that will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company unless so provided in such plan.
5.3    Further Assurances. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
5.4    Entire Agreement. This Agreement, including any exhibits, is the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings of the parties.
5.5    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents to be wholly performed within the State of Colorado.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HESKA CORPORATION
EXECUTIVE	a Delaware corporation
By:
Title:
Address

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, I, _____________________, hereby sell, assign and transfer unto   ( ) shares of the Common Stock of Heska Corporation, standing in my name on the books of said corporation represented by Certificate No. _______ herewith and do hereby irrevocably constitute and appoint ___________________________________ _________________ transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated: , 20 .
Signature:

This Assignment Separate from Certificate was executed in conjunction with the terms of a Restricted Stock Grant Agreement between the above assignor and Heska Corporation, dated ___________ __, 20__.

Instruction:	Please do not fill in any blanks other than the signature line.